DISTRIBUTORSHIP AGREEMENT

      AGREEMENT, made this 20th day of January, 2000, by and among BARUDAN CO., LTD., having an address at 20 Tsukagoshi, Josuiji, Ichinomiya, Aichi, 491-0004 Japan (hereinafter referred to as "Barudan Japan"), BARUDAN AMERICA, INC., having an address at 29500 Fountain Parkway, Solon, Ohio 44139 (hereinafter "Barudan America") (Barudan Japan and Barudan America sometimes collectively referred to as "Barudan") and WILLCOX & GIBBS, INC. having an address at 900 Milik Street, Carteret, New Jersey 07008 USA, (hereinafter referred to "W&G").

      WHEREAS, Barudan manufactures, sells and/or distributes the products described in Exhibit A attached hereto (hereinafter the "Products"); and

      WHEREAS, W&G's subsidiary, Macpherson Meistergram, Inc. ("Macpherson") has heretofore acted as an exclusive distributor of the Products in the Territory and W&G now desires to do so itself under the terms of this Agreement; and

      WHEREAS, Barudan America has simultaneous with the execution of this Agreement, acquired from Macpherson, certain assets related to that part of Macpherson's business having to do with the sale of embroidery machines; and

      WHEREAS, as part of the foregoing, Macpherson will no longer be a distributor of Barudan branded embroidery machines and W&G will become an exclusive distributor of Barudan branded parts according to the terms of this Agreement; and

      WHEREAS, Barudan and W&G recognize and agree that it is important that they work with one another and support one another as respects the sale of Barudan branded parts, by W&G, and Barudan branded embroidery machines, by Barudan America, under the terms and conditions herein set forth.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1. APPOINTMENT AND ACCEPTANCE. Subject to the terms and conditions hereinafter set forth, Barudan hereby appoints W&G as its exclusive distributor of the Products to third party customers in the United States (the "Territory") and W&G hereby accepts such appointment. This exclusive appointment means that Barudan, during the term of this Agreement, will not appoint any other distributors of the Products in the Territory. W&G shall only purchase the Products from Barudan.

2.    DUTIES OF W&G.

      A. SALES EFFORTS. W&G shall use its best efforts to develop business in, promote the use of, the sale of, and sell the Products within the Territory. At its own expense, W&G shall maintain an adequate and efficient staff of sales personnel, field engineers and technical support suitable for the requirements set forth in this Agreement.

      B. FACILITIES. W&G shall maintain adequate facilities including warehouse, transportation, and service vehicles as necessary to meet its obligations hereunder. W&G shall maintain a toll-free "800" telephone number, Internet access and facsimile service to be used in carrying out this Agreement.

      C. EXCLUSIVITY. During the term of this Agreement, W&G shall not represent, market, sell or otherwise deal with any products competitive with the Products except: (i) with the written consent of Barudan; and, (ii) as respects the generic and/or other non-Barudan products carried by W&G in its product line as of October 31, 1999.

      D. INVENTORY. W&G shall maintain sufficient inventories of parts for the Products consistent with the needs of the market and service.

      E. PROMOTION. W&G shall display notifications of its authorized distributor relationship with Barudan in its facilities and advertisements including, at a minimum, trade shows and trade publications. W&G shall display and circulate promotional materials and sales literature as reasonably approved by Barudan.

      F. ORDERS; PAYMENTS. No order that W&G submits to Barudan shall become effective unless and until it is formally accepted by Barudan. Payment for all orders shall be made by wire transfer. If W&G shall fail to pay for any Products or parts shipped hereunder, Barudan may defer further deliveries until the overdue amounts are paid and until Barudan is satisfied that payment will be made for further deliveries. W&G shall make all reasonable efforts to process orders for parts received from customers as soon as possible subject to availability of parts from Barudan. Barudan shall make all reasonable efforts to process orders for Products received from W&G as soon as possible. Neither party shall be liable for delays which are caused by events that are beyond its reasonable control including, but not limited to acts of God, acts of civil or military authority, fires, casualties, accidents, strikes or labor difficulties, riots, police action, civil commotion or demonstrations. In the event of a Product shortage, Barudan may allocate its available Products among its other customers in such a manner as it deems best.

      G. INSURANCE. W&G agrees to maintain comprehensive general liability, property damage and products liability insurance against any and all damage, claims and liabilities arising out of, connected with, or resulting from the possession, sale, lease, use or operation of the Products. Said insurance policies shall be in form and amount with insurance carriers who are duly licensed and in good standing with governmental authorities having jurisdiction over them, In no case shall the limits of said insurance policies be less than $2,000,000 per person, $4,000,000 per incident. The insurance policies described above may be not altered or canceled except upon thirty days prior notice with a copy of said notice to Barudan. W&G shall provide Barudan with evidence of its insurance coverage. Barudan may request that it, and Barudan America, Inc. be listed as an additional insured on any of said insurance policies. W&G shall comply with all the terms and conditions of said policies of insurance and give Barudan and the insurance company within 24 hours of an incident a written report, and further agrees to cooperate with the insurance company and Barudan in the defense of any and all claims arising out of the possession, sale, lease, use and operation of the Products.

3.    DUTIES OF BARUDAN.

      A. INVENTORY SALES. Barudan shall sell to W&G, Products in amounts sufficient to permit W&G to meet its obligations to its customers (subject to the provisions of Section 2(f) hereof) and at prices established in Section 4.

      B. PROMOTION. Barudan shall identify W&G as an authorized representative in all advertising or promotional materials of Barudan which identify authorized dealers, distributors, or representatives of the Products.

      C. REFERRALS. Barudan shall refer inquiries regarding Products from customers within the Territory to W&G.

4.    PRICING.

      A. W&G PRICES. Barudan shall sell the Products to W&G at the prices shown on Exhibit A.

      B. PRICE CHANGES. In the event Barudan changes the price of any Product, it shall provide thirty (30) days prior written notification of that increase to W&G. Such increases shall not affect any orders received by Barudan prior to the date of delivery of such notification to W&G.

      C. BARUDAN PRICES. W&G will sell Products to Barudan on an as need basis at the prices set forth on Exhibit B.

5.    PAYMENT.

      A. On or about the 20th day of each month starting with the month of November 1999, Barudan will prepare and issue a statement to W&G summarizing the invoices for Products shipped to W&G during the preceding period of approximately 30 days. W&G shall make payments by wire transfer to Barudan against such statements by no later than the twentieth day of the following month. (For example, payment is due by December 20, 1999 for the statement dated November 20, 1999.) If and to the extent that W&G makes timely payments in accordance with the foregoing, W&G shall be entitled to a discount of two percent (2%) off the invoiced prices.

      B. On a case by case basis and solely with the written authorization of W&G, Barudan may, if a customer so requests, bill W&G's customer directly. In such event, Barudan shall keep W&G fully informed of the status of all such orders and shall provide W&G with copies of all purchase orders, invoices and other relevant documentation.

6. TERMS. W&G acknowledges and agrees that its purchase of Products from Barudan shall be subject and according to the Barudan's Standard Terms and Conditions of Sale set forth on Exhibit C attached hereto; provided however that the terms of this Agreement shall take precedence over and control in the event of any inconsistency between the terms of this Agreement and Exhibit C. No conditions, understanding, or agreement purporting to modify or vary the terms of this Agreement, including Barudan's Standard Terms and Conditions of Sale, shall be binding unless hereafter made in writing and signed by the party to be bound and no modification shall be effected by the acknowledgment or acceptance of purchase orders, shipping instruction, or other forms containing terms or conditions at variance with or in addition to those set forth herein.

7. SHIPMENT. Unless otherwise agreed to by the parties, all deliveries of Products will be to W&G's Sunbrand Division in Atlanta, Georgia. Except as otherwise provided herein, W&G will ship and bill its customers directly from its Sunbrand Division in Atlanta, Georgia.

8. INDEPENDENT CONTRACTOR. Each party, its employees and agents, shall be independent contractors with respect to the other party in the performance of each and all of its duties and obligations pursuant to this Agreement, and each of the parties, its employees and agents, are not and shall not act or purport to act as an employee, agent, partner, or representative of the other party or of the party's manufacturing or marketing affiliates for any purpose whatsoever, except as may be specifically provided for herein. Each party is and shall act as an independent contractor, maintaining full responsibility and complete control over all of its employees, agents, and operations. Neither party is authorized to assume or create any obligation or responsibility, express or implied, on behalf or in the name of the other party or its affiliates, or to bind the other party or its affiliates in any manner or thing whatsoever.

9.    PRODUCTS.

      A. The Products shall include those Products set forth on Exhibit A and all replacement, updates or upgrades of the Products or improvements incorporated into the Products. Barudan will give W&G 30 days' advance written notice of any changes to or the discontinuance of any of the Products.

      B. During the term of this Agreement, Barudan may, at its option, so long as Barudan does so at no charge (direct or indirect) to its customers, incorporate in the price of new Barudan branded and Meistergram branded embroidery machines sold to customers, up to but not exceeding one Tool Kit per machine and the number of Barudan blue tubular frames set forth below and:

            MACHINE TYPE                    NUMBER OF FRAMES PER SEWING HEAD
            ------------                    --------------------------------

            Single head machine                            2
            4 head machine                                 4
            6 head machine                                 4
            12 head machine                                2
            15 head machine                                2
            All other machines                             2


          In addition, to the inclusion of the above referenced Barudan blue tubular frames and Tool Kit, Barudan may, at its option, include additional Tool Kits and other Barudan branded parts and supplies in connection with the sale of new Barudan branded and Meistergram branded embroidery machines which do not exceed, in the aggregate, $5,000 per month at W&G's list prices. The aforementioned Barudan blue tubular frames, Tool Kits and other Barudan branded parts and supplies can be supplied by Barudan without purchasing such items from W&G, notwithstanding W&G's exclusive distribution rights set forth in this Agreement. All other additional or other such products included in the price of new Barudan branded or Meistergram branded machines or otherwise shipped with such machine free of charge or shipped with such machine and charged to the customer must be purchased from W&G at the price and terms set forth in this Agreement. Thereafter, customer requests for Products shall be referred to W&G as stated in Section 3(c).

10. LIABILITY. Neither party shall be liable to the other for any indirect indirect, incidental or consequential damages.

11. TERM. Effective Date until December 31, 2003 (the "Initial Term") and will be automatically extended for successive three (3) year periods (the "Extended Term") thereafter on the same terms and conditions as the original terms, so long as the parties continue to perform under this Agreement until and unless terminated as hereafter provided.

12. TERMINATION. In the event either party wishes to terminate the Agreement upon the expiration of the Initial Term or any Extended Terms, such party must give at least twelve (12) months' prior notice to the other party in writing of its desire to so terminate at the expiration of the Initial Term or any Extended Term as the case may be. This Agreement may be terminated by either party prior to the expiration of the Initial Term or any Extended Term upon three (3) days notice in the event that the Chapter 11 Bankruptcy proceeding in the United States Federal Bankruptcy Court in District of Delaware that W&G and its subsidiaries are involved in as of the date of this Agreement ("Chapter 11 Proceeding") is converted to a Chapter 7 Bankruptcy or the Chapter 11 Proceeding is concluded and either party thereafter files a voluntary petition for bankruptcy.

      A. EVENTS OF DEFAULT. Upon the occurrence of any of the following events (which are deemed to be Events of Default), Barudan may (i) terminate this Agreement, effective immediately and without notice to W&G, (ii) declare all of W&G's indebtedness to Barudan immediately due and payable and/or invoice customers directly pursuant to Paragraph 10, (iii) cancel the exclusivity provision contained in Paragraph 1(b) and have the right to sell directly into and to enter into additional distributor or representative agreements in the Territory and/or (iv) exercise all other legal remedies available to Barudan:

         (1) W&G's failure to pay, within thirty (30) days after the same shall become due and payable, any monetary obligation owed Barudan.

         (2) Except as otherwise provided herein, W&G's assignment or attempted assignment of this Agreement, or of any right or interest herein, without Barudan's prior written consent.

         (3) W&G's sale, mortgage, or other disposition of any Products that are not in the regular course of business, and are for less than full or adequate consideration.

         (4) W&G's failure or refusal to perform any of its non-monetary obligations hereunder, for a period of sixty (60) days, after written notice is given to W&G to perform such obligations.

         (5) Any change in the control of W&G, except for any change of control resulting from the Chapter 11 Proceedings which does not result in a competitor of Barudan having control, which, in Barudan's reasonable opinion, would adversely affect the representation of Barudan's interests in the Territory.

         (6) In the event that (i) W&G's Chapter 11 Proceeding is converted to a Chapter 7 Bankruptcy; or (ii) the Chapter 11 Proceeding is concluded and W&G thereafter becomes insolvent, files or has filed against it a case in bankruptcy which remains open after thirty days from date of filing, makes a general assignment for the benefit of its creditors, or has a receiver or trustee appointed for its business or properties.

         (7) If W&G fails to use its best efforts to fulfill its sales and marketing obligations set forth in Section 2(a).

      B. RIGHTS UPON TERMINATION.  Upon termination of this Agreement:

         (1) All unfilled orders which have been accepted by Barudan shall be fulfilled provided, however, that Barudan may request such payment terms and conditions, including direct payment from the customer, as Barudan deems reasonable;

         (2) Each party shall return the confidential information of the other party in its possession and control to the owner of that confidential information and shall cease using or distributing the confidential information of the other party for any purpose; W&G shall cease using any Proprietary Marks (as defined in Section 13 of this Agreement) or promotional materials of Barudan Japan, Barudan America or Barudan and shall return all materials bearing Proprietary Marks to Barudan; all restrictions regarding use and disclosure of confidential information or Proprietary Marks set forth herein shall continue after termination;

         (3) Each party shall cease referring to W&G as an authorized dealer, representative, or distributor of Barudan; and

         (4) Barudan may, within thirty (30) days following the effective date of termination, request that W&G return to Barudan all or any portion of W&G's inventory of the Products which are in original cartons and are in merchantable condition for credit or reimbursement. W&G shall provide all reasonably necessary supporting documentation for returned goods to Barudan. W&G shall prepay all freight for the return of such inventory. All amounts due W&G for such returned inventory shall be due within thirty (30) days after delivery to Barudan.

13.   PROPRIETARY AND CONFIDENTIAL INFORMATION.

      A. PROPRIETARY MARKS. Barudan hereby grants to W&G the right to use and display the trade names, trademarks, service marks, logos, designs, and symbols of Barudan and Barudan applicable to the Products (the "Proprietary Marks") in fulfilling its obligations under this Agreement. Such use shall be in accordance with procedures communicated in writing by Barudan to W&G regarding the preservation of the distinctiveness of any Proprietary Mark. All Proprietary Marks shall remain the property of Barudan, Barudan Company, Ltd. (Japan) and Barudan America, Inc, as the case may be W&G shall not remove, replace, or modify any Proprietary Marks applied to the Products or the packing for the Products by Barudan. W&G shall provide Barudan with notice of any misuse or infringement of any Proprietary Mark of which W&G may become aware. W&G may indicate in signs, advertising, publicity or other sales or marketing media or material, that it is an authorized distributor of Barudan's Products.

      B. BENEFITS.  The  parties  hereby  agree  and  acknowledge  that  Barudan
Company, Ltd. (Japan) and Barudan America, Inc. are and shall remain the exclusive owners of the various patents, and all scientific or technical information, designs, processes, invention, procedures, formulae and improvements, whether patentable or unpatentable, conceived, invented, or originated by Barudan Company, Ltd. (Japan) and Barudan America, Inc. as well as all Proprietary Marks and other patented or unpatented knowledge or information used in connection with the Products (the "Proprietary Property"). W&G has and shall have no right, title or interest in the Proprietary Property, or any goodwill related thereto, during or after the term of this Agreement except to the extent and in the manner, time and places W&G is authorized to use the Proprietary Marks and designs, subject to the provisions of this Agreement.

      C. CONFIDENTIAL INFORMATION. Each party acknowledges that it may receive confidential information of the other party in connection with the performance of this Agreement. Such confidential information, whether in written or oral form, may include, but is not limited to formulas, patterns, programs, devices, compilations of information, methods, techniques, processes, plans, designs, drawings, specifications, customer lists, supplier lists, or other materials which derive independent actual or potential commercial value from not being generally known or readily ascertainable through independent development or reverse engineering by persons who can obtain economic value from their disclosure or use. Each party agrees to hold any information of the other party marked as "confidential," similarly identified as confidential, or provided in a manner indicating the confidential nature of the information, in confidence and agrees not to disclose such information to third parties without the prior written consent of the owner of such information. Each party agrees that it will not use the confidential information of the other party for any purpose other than fulfilling its obligations of performance under this Agreement.

14.   WARRANTIES.

      A. WARRANTIES OF W&G.

         (1) W&G shall not be obligated to make any warranty to customers regarding the Products sold in their original packaging and may fully disclaim any express or implied warranties and exclude consequential and incidental damages with customers in accordance with the warranty (Exhibit D).

         (2) W&G hereby warrants to Barudan and for the benefit of Barudan Company, Ltd. (Japan) and Barudan America, Inc., for a period of a minimum of thirty (30) days following the completion of any warranty service, or other service performed by W&G hereunder at Barudan's request and expense, that such service will be free from defect and that all parts incorporated into the Product serviced by W&G are original parts unless the specific written authorization of Barudan for use of other parts has been received by W&G.

      B. LIMITED WARRANTIES. Barudan assigns and transfers to W&G the Limited Warranty issued by Barudan America, Inc. covering the Products as set forth in Exhibit D. The express warranties set forth in this Section 14 and Exhibit D shall constitute the only warranties of Barudan and W&G to the customer regarding the transactions described in this Agreement.

15. RESTRICTIVE COVENANTS. During the continuance of this Agreement, W&G shall not sell or otherwise represent products of other manufacturers in the Territory that are in competition with the "New Machine Business" that is being acquired by Barudan America from W&G by separate agreement (the "Asset Purchase Agreement") of which this Agreement is a part. This Section 15 shall not limit or reduce the provisions of Section 2(c).

16.   MISCELLANEOUS PROVISIONS.

      A. ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto hereto embody the entire understanding between the parties and supersedes all prior understandings and agreements related to the subject matter of this Agreement.

      B. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their assigns, or successors; provided, however, that no party shall assign any right or obligation hereunder, in whole or in part, without the prior written consent of the other parties herein, and any attempt to do so shall be void; except that it is agreed that Barudan Japan may assign its rights and obligations under this Agreement to Barudan America without the consent of any other party. Barudan hereby consents to W&G using the subdistributors listed on Exhibit E attached hereto.

      C. AMENDMENT, MODIFICATION, OR WAIVER. No amendment, modification, settlement, compromise, release, or waiver of any condition, provision, or term of this Agreement shall be valid or of any effect unless made in writing, signed by the party or parties to be bound, or its duly authorized representative and specifying with particularity the nature and extent of such amendment, modification, or waiver. Any waiver by any part of any default of another party shall not affect or impair any right arising from any subsequent default. Except as expressly provided in this Agreement, nothing herein shall limit the remedies and rights of the parties hereto under and pursuant to this Agreement.

      D. NOTICES. Except as otherwise provided in this Agreement, all notices to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person or if mailed, certified mail, postage prepaid, United States mail, to the party to be notified at its principal place of business. Notice given by fax or email shall be confirmed by written copy thereof sent according to the prior sentence. Any party may change its address by giving notice in the aforesaid manner to the other party, and ten (10) days after giving such notice, such party's address shall be deemed to have been changed.

      E. CAPTIONS, HEADINGS OR TITLES. All captions, headings, or titles in the paragraphs or sections of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement nor act as a limitation of the scope of the particular paragraphs or sections to which they apply.

      F. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability in such jurisdiction without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

      G. CONDITION. This Agreement is conditioned upon John K. Ziegler, Sr. and John K. Ziegler, Jr. having executed and delivered to Barudan a Non-Compete Agreement substantially in the form attached hereto as Exhibit F.

      H. EXHIBITS. The following Exhibits in their complete text are by this reference incorporated herein and made a part of this Agreement:

               Exhibit A   Products and Prices to W&G
               Exhibit B   Prices to Barudan
               Exhibit C   Standard Terms and Conditions of Sale
               Exhibit D   Warranty
               Exhibit E   Subdistributors
               Exhibit F   Non-Compete Agreement

      I. COUNTERPARTS.    This  Agreement  may  be  executed  in   two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

      J. GOVERNING LAW. It is expressly understood and agreed that the law governing this Agreement and the parties' rights hereunder shall be the law of the State of Ohio. Any legal action or proceeding between the parties with respect to this Agreement or the transactions contemplated by this Agreement or the rights of the parties under this Agreement shall be instituted, maintained and conducted within Cuyahoga County of the State of Ohio in the courts of the State of Ohio or the United States of America for the Northern District of Ohio, which courts shall have exclusive jurisdiction.

      K. CUMULATIVE RIGHTS. Except as expressly stated herein, no right or remedy herein conferred upon or reserved to any party hereto is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

      Wherefor, each of the parties has caused this Agreement to be executed through its duly authorized officer or agent, as of date first written above.


WILLCOX & GIBBS, INC.                     BARUDAN CO., LTD.


By: _______________________________       By: _______________________________
    Name:  John K. Ziegler                    Name:  Yoshio Shibata
    Title: Chairman                           Title: President


                                          BARUDAN AMERICA, INC.


                                          By: _______________________________
                                              Name:  Tetsuji Yamaue
                                              Title: President